As filed with the Securities and Exchange Commission on December 10, 2014
Registration No. 333-198462
Registration No. 333-196827
Registration No. 333-176682
Registration No. 333-174218
Registration No. 333-145853
Registration No. 333-129058
Registration No. 333-126360
Registration No. 333-111841
Registration No. 333-111830
Registration No. 333-89396
Registration No. 333-72704
Registration No. 333-61284
Registration No. 333-61278
Registration No. 333-38896

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration No. 333-198462
Form S-8 Registration No. 333-196827
Form S-8 Registration No. 333-176682
Form S-8 Registration No. 333-174218
Form S-8 Registration No. 333-145853
Form S-8 Registration No. 333-129058
Form S-8 Registration No. 333-126360
Form S-8 Registration No. 333-111841
Form S-8 Registration No. 333-111830
Form S-8 Registration No. 333-89396
Form S-8 Registration No. 333-72704
Form S-8 Registration No. 333-61284
Form S-8 Registration No. 333-61278
Form S-8 Registration No. 333-38896

UNDER
THE SECURITIES ACT OF 1933

Conversant, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0495335
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

30699 Russell Ranch Road, Suite 250
 Westlake Village, California 91362
(Address of Principal Executive Offices)

Conversant, Inc. 2007 Employee Stock Purchase Plan
SET Media, Inc. 2007 Stock Incentive Plan (as assumed by Conversant, Inc.)
Fastclick, Inc. 2005 Equity Incentive Plan (as assumed by Conversant, Inc.)
Greystripe, Incorporated 2005 Stock Plan (as assumed by Conversant, Inc.)
Fastclick, Inc. 2004 Stock Incentive Plan (as assumed by Conversant, Inc.)
Web Marketing Holding 2004 Continuing Pool Stock Incentive Plan, as amended (as assumed by Conversant, Inc.)
Dotomi, Inc. 2003 Stock Option and Incentive Plan (as assumed by Conversant, Inc.)
Conversant, Inc. 2002 Stock Incentive Plan
Commission Junction, Inc. 2001 Stock Incentive Plan (as assumed by Conversant, Inc.)
Hi-Speed Media, Inc. 2001 Stock Incentive Plan (as assumed by Conversant, Inc.)
Fastclick, Inc. 2000 Equity Participation Plan (as assumed by Conversant, Inc.)
Commission Junction, Inc. 1999 Stock Option Plan (as assumed by Conversant, Inc.)
Conversant, Inc. 1999 Stock Option Plan, as amended
Mediaplex, Inc. Amended and Restated 1999 Stock Plan (as assumed by Conversant, Inc.)
Z Media, Inc. 1999 Stock Incentive Plan (as assumed by Conversant, Inc.)
Be Free, Inc. Amended and Restated 1998 Stock Incentive Plan (as assumed by Conversant, Inc.)
TriVida Corporation 1998 Equity Incentive Plan (as assumed by Conversant, Inc.)
Clickagents.com, Inc. Stock Option Plan (as assumed by Conversant, Inc.)
Special Option Grant Pursuant to Non-Plan Stock Option Agreement
(Full Titles of the Plans)

Jeanette Fitzgerald
Vice President and Secretary
Conversant LLC
(as successor to Conversant, Inc.)
30699 Russell Ranch Road, Suite 250
 Westlake Village, California 91362
(Name and Address of Agent for Service)

(818) 575-4500
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Stewart L. McDowell, Esq.
Gibson, Dunn & Crutcher LLP
555 Mission Street, Suite 3000
San Francisco, California 94105
Telephone: (415) 393-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 (collectively, the "Registration Statements"), filed with the Securities and Exchange Commission (the "SEC") by Conversant, Inc. (the "Registrant"):

•
Registration Statement No. 333-198462, filed with the SEC on August 29, 2014, pertaining to the registration of (i) 10,834,694 shares of the Registrant's common stock issuable pursuant to the Registrant's 2002 Stock Incentive Plan and (ii) 2,000,000 shares of the Registrant's common stock issuable pursuant to the Registrant's 2007 Employee Stock Purchase Plan.

•
Registration Statement No. 333-196827, filed with the SEC on June 17, 2014, pertaining to the registration of 51,678 shares of the Registrant's common stock issuable pursuant to the SET Media, Inc. 2007 Stock Incentive Plan.

•
Registration Statement No. 333-176682, filed with the SEC on September 6, 2011, pertaining to the registration of 1,009,001 shares of the Registrant's common stock issuable pursuant to the Dotomi, Inc. 2003 Stock Option and Incentive Plan.

•
Registration Statement No. 333-174218, filed with the SEC on May 13, 2011, pertaining to the registration of 311,289 shares of the Registrant's common stock issuable pursuant to the Greystripe, Incorporated 2005 Stock Plan.

•
Registration Statement No. 333-145853, filed with the SEC on August 31, 2007, pertaining to the registration of 1,500,000 shares of the Registrant's common stock issuable pursuant to the Registrant's 2007 Employee Stock Purchase Plan.

•
Registration Statement No. 333-129058, filed with the SEC on October 17, 2005, pertaining to the registration of 1,293,145 shares of the Registrant's common stock issuable pursuant to the Fastclick, Inc. 2000 Equity Participation Plan, the Fastclick, Inc. 2004 Stock Incentive Plan and the Fastclick, Inc. 2005 Equity Incentive Plan.

•
Registration Statement No. 333-126360, filed with the SEC on July 1, 2005, pertaining to the registration of 349,024 shares of the Registrant's common stock issuable pursuant to the Web Marketing Holding 2004 Continuing Pool Stock Incentive Plan, as amended.

•
Registration Statement No. 333-111841, filed with the SEC on January 12, 2004, pertaining to the registration of 80,710 shares of the Registrant's common stock issuable pursuant to the Hi-Speed Media, Inc. 2001 Stock Incentive Plan.

•
Registration Statement No. 333-111830, filed with the SEC on January 9, 2004, pertaining to the registration of 1,224,940 shares of the Registrant's common stock issuable pursuant to the Commission Junction, Inc. 1999 Stock Option Plan and the Commission Junction, Inc. 2001 Stock Incentive Plan.

•
Registration Statement No. 333-89396, filed with the SEC on May 30, 2002, pertaining to the registration of (i) 3,904,642 shares of the Registrant's common stock issuable pursuant to the Be Free, Inc. Amended and Restated 1998 Stock Incentive Plan, (ii) 23,851 shares of the Registrant's common stock issuable pursuant to the TriVida Corporation 1998 Equity Incentive Plan and (iii) 13,972,235 shares of the Registrant's common stock issuable pursuant to the Registrant's 2002 Stock Incentive Plan.

•
Registration Statement No. 333-72704, filed with the SEC on November 2, 2001, pertaining to the registration of 3,564,279 shares of the Registrant's common stock issuable pursuant to the Mediaplex, Inc. Amended and Restated 1999 Stock Plan.

•
Registration Statement No. 333-61284, filed with the SEC on May 18, 2001, pertaining to the registration of (i) 427,237 shares of the Registrant's common stock issuable pursuant to the Clickagents.com, Inc. Stock Option Plan, (ii) 381,414 shares of the Registrant's common stock issuable pursuant to the Z Media, Inc. 1999 Stock Incentive Plan and (iii) 37,952 shares of the Registrant's common stock issuable pursuant to a special option grant pursuant to a non-plan stock option agreement.

•
Registration Statement No. 333-61278, filed with the SEC on May 18, 2001, pertaining to the registration of 1,000,000 shares of the Registrant's common stock issuable pursuant to the Registrant's 1999 Stock Option Plan, as amended.

•
Registration Statement No. 333-38896, filed with the SEC on June 9, 2000, pertaining to the registration of 4,000,000 shares of the Registrant's common stock issuable pursuant to the Registrant's 1999 Stock Option Plan, as amended.

The Registrant is filing this Post-Effective Amendment to these Registration Statements to withdraw and remove from registration the unissued securities issuable by the Registrant pursuant to the above-reference Registration Statements.

On December 10, 2014, pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of September 11, 2014, by and among the Registrant, Alliance Data Systems Corporation ("Alliance") and Amber Sub LLC, a direct wholly-owned subsidiary of Alliance ("Merger Sub"), the Registrant merged with and into Merger Sub, with Merger Sub continuing as the surviving company and a direct wholly-owned subsidiary of Alliance (the "Merger").  The Merger Sub has been renamed Conversant LLC.

As a result of the Merger, the offerings of the Registrant's securities pursuant to the above-referenced Registration Statements have been terminated. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unissued at the termination of the offerings, the Registrant hereby removes from registration the securities registered but unissued under such Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on December 10, 2014.

CONVERSANT LLC (as successor to Conversant, Inc.)

By:	/s/ Jeanette Fitzgerald
Jeanette Fitzgerald
Vice President and Secretary

*	Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment.